Zayo Group Holdings, Inc. Reports Financial Results for the First Fiscal Quarter Ended September 30, 2016

First Fiscal Quarter 2017 Financial Highlights

•	$504.9 million of consolidated revenue, including $112.2 million from Zayo Canada;
o	-2% quarter-over-quarter annualized revenue growth;
o	4% quarter-over-quarter annualized recurring revenue growth (7% in constant currency), excluding Zayo Canada.
•	Net income of $15.7 million, including $10.5 million from Zayo Canada;
o	$46.6 million increase quarter-over-quarter.
•	$260.6 million of adjusted EBITDA, including $27.5 million from Zayo Canada;
•

Bookings of $7.2 million, gross installs of $6.5 million, churn of 1.1% and net installs of $2.3 million, all on a monthly recurring revenue (MRR) and monthly amortized revenue (MAR) basis, excluding Zayo Canada.

BOULDER, Colo., November 8, 2016 – Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), the global leader in Communications Infrastructure, announced results for the three months ended September 30, 2016.

First quarter operating income increased $15.0 million and net income increased by $46.6 million over the previous quarter.    Basic and diluted net income per share during the first fiscal quarter was $0.06.  During the three months ended September 30, 2016, capital expenditures were $208.3 million, including $3.3 million attributed to Zayo Canada.

As of September 30, 2016, the Company had $193.0 million of cash and $442.1 million available under its revolving credit facility.

First Fiscal Quarter Financial Results

Three Months Ended September 30, 2016 and June 30, 2016

(in millions)

	Three months ended
	September 30, 2016	June 30, 2016
Revenue	$504.9	$507.3
Annualized revenue growth	-2%
Operating income	87.0	72.0
Income/(loss) from operations before income taxes	22.3	(44.0)
Provision/(benefit) for income taxes	6.6	(13.1)
Net income/(loss)	$15.7	$(30.9)

Adjusted EBITDA	$260.6	$257.8
Annualized Adjusted EBITDA growth	4%
Adjusted EBITDA margin	52%	51%

Levered free cash flow/(deficit)	$24.5	$(11.2)

Three Months Ended September 30, 2016 and September 30, 2015

(in millions)

	Three months ended
	September 30, 2016	September 30, 2015
Revenue	$504.9	$366.8
Annualized revenue growth	38%
Operating income	87.0	52.1
Income/(loss) from operations before income taxes	22.3	(12.5)
Provision for income taxes	6.6	2.7
Net income/(loss)	$15.7	$(15.2)

Adjusted EBITDA	$260.6	$215.4
Annualized Adjusted EBITDA growth	21%
Adjusted EBITDA margin	52%	59%

Levered free cash flow	$24.5	$36.0

Conference Call

Zayo will hold a conference call to report first fiscal quarter 2017 results at 5:00 pm. EST, November 8, 2016. The dial in number for the call is 800-941-1366, (ID: 21820198). A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/fh5irvjhnqby&eom. During the call, the Company will review an Earnings Presentation that summarizes the financial, operational and commercial highlights of the quarter, which can be found at http://investors.zayo.com/earnings-releases. The Company’s Supplemental Earnings Information presentation will be made available in the investor relations section of Zayo’s website after the conclusion of the conference call.

About Zayo

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud services to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 114,500-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud services in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com.

Forward Looking Statements

Information contained in this earnings release that is not historical by nature constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including our ability to integrate acquired companies and assets. Specifically there is a risk associated with our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report on Form 10-K filed on August 26, 2016 with the Securities and Exchange Commission (our “Annual Report”). We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law.

This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the quarter ended September 30, 2016 included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC on November 9, 2016 and the Company’s audited consolidated financial statements and notes thereto for the year ended June 30, 2016 included in the Company’s Annual Report.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, and levered free cash flow.

Adjusted EBITDA, as defined below and in Note 16 – Segment Reporting of our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K, is the primary measure used by our chief operating decision maker to evaluate segment operating performance.

Adjusted EBITDA is defined as earnings/(loss) from continuing operations before interest, income taxes, depreciation, and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/ (losses) on intercompany loans, and non-cash income/(loss) on equity and cost method investments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Levered free cash flow is defined as operating cash flow minus purchases of property and equipment, net of stimulus grants. Levered free cash flow is not a measurement of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

Adjusted EBITDA is a performance rather than cash flow measure. We use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due. Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect principal payments on debt;
▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity.

See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for a quantitative reconciliation of levered free cash flow to net cash provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Reconciliation of Non-GAAP Financial Measures section of this presentation. A glossary of terms used throughout is available under the investor section of the Company’s website at http://investors.zayo.com/glossary.

Consolidated Financial Information

Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three months ended September 30,
	2016	2015
Revenue	$504.9	$366.8
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	173.8	113.0
Selling, general and administrative expenses	105.6	84.6
Depreciation and amortization	138.5	117.1
Total operating costs and expenses	417.9	314.7
Operating income	87.0	52.1
Other expenses
Interest expense	(53.3)	(53.8)
Foreign currency loss on intercompany loans	(11.2)	(10.7)
Other expense, net	(0.2)	(0.1)
Total other expenses, net	(64.7)	(64.6)
Income/(loss) from operations before income taxes	22.3	(12.5)
Provision for income taxes	6.6	2.7
Net income/(loss)	$15.7	$(15.2)

Weighted-average shares used to compute net income/(loss) per share:
Basic	242.6	243.0
Diluted	244.0	243.0
Net income/(loss) per share:
Basic	$0.06	$(0.06)
Diluted	$0.06	$(0.06)

Condensed Consolidated Balance Sheets

(in millions)

	September 30,	June 30,
	2016	2016
Assets
Current assets
Cash and cash equivalents	$193.0	$170.7
Trade receivables, net of allowance of $8.0 and $7.5 as of September 30, 2016 and June 30, 2016, respectively	148.4	148.4
Prepaid expenses	62.7	68.8
Other assets	7.3	9.2
Total current assets	411.4	397.1
Property and equipment, net	4,169.1	4,079.5
Intangible assets, net	921.3	934.9
Goodwill	1,210.6	1,214.5
Deferred income taxes, net	7.0	7.0
Other assets	114.6	94.5
Total assets	$6,834.0	$6,727.5
Liabilities and stockholders' equity
Current liabilities
Accounts payable	56.1	97.0
Accrued liabilities	255.4	225.7
Accrued interest	64.6	28.6
Capital lease obligations, current	5.9	5.8
Deferred revenue, current	126.8	129.4
Total current liabilities	508.8	486.5
Long-term debt, non-current	4,088.1	4,085.3
Capital lease obligation, non-current	46.0	44.9
Deferred revenue, non-current	823.1	793.3
Deferred income taxes, net	44.9	41.3
Other long-term liabilities	67.2	57.0
Total liabilities	5,578.1	5,508.3

Stockholders' equity
Preferred stock, $0.001 par value - 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2016 and June 30, 2016, respectively	—	—
Common stock, $0.001 par value - 850,000,000 shares authorized; 243,119,508 and 242,649,498 shares issued and outstanding as of September 30, 2016 and June 30, 2016, respectively	0.2	0.2
Additional paid-in capital	1,803.6	1,777.6
Accumulated other comprehensive income	1.2	4.5
Accumulated deficit	(549.1)	(563.1)
Total stockholders' equity	1,255.9	1,219.2
Total liabilities and stockholders' equity	$6,834.0	$6,727.5

Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net income/(loss)	$15.7	$(15.2)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	138.5	117.1
Non-cash interest expense	2.6	3.5
Stock-based compensation	32.0	46.1
Amortization of deferred revenue	(27.5)	(20.4)
Additions to deferred revenue	40.9	49.7
Foreign currency loss on intercompany loans	11.2	10.7
Excess tax benefit from stock-based compensation	—	(7.9)
Deferred income taxes	4.8	2.0
Provision for bad debts	0.9	0.6
Non-cash loss on investments	0.3	0.2
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(1.9)	(5.6)
Accounts payable and accrued liabilities	5.6	24.5
Other assets and liabilities	9.7	(10.1)
Net cash provided by operating activities	232.8	195.2
Cash flows from investing activities
Purchases of property and equipment	(208.3)	(159.2)
Other	1.5	(0.3)
Net cash used in investing activities	(206.8)	(159.5)
Cash flows from financing activities
Principal payments on long-term debt	—	(4.1)
Principal payments on capital lease obligations	(1.0)	(1.2)
Payment of debt issue costs	(0.7)	—
Excess tax benefit from stock-based compensation	—	7.9
Net cash (used in)/provided by financing activities	(1.7)	2.6
Net cash flows	24.3	38.3
Effect of changes in foreign exchange rates on cash	(2.0)	(1.2)
Net increase in cash and cash equivalents	22.3	37.1
Cash and cash equivalents, beginning of year	170.7	308.6
Cash and cash equivalents, end of period	$193.0	$345.7
Supplemental disclosure of non-cash investing and financing activities:
Cash paid for interest, net of capitalized interest	$13.2	$29.3
Cash paid for income taxes	1.9	4.7
Non-cash purchases of equipment through capital leasing	3.3	5.3
Increase in accounts payable and accrued expenses for purchases of property and equipment	11.4	11.0

Reconciliation of Non-GAAP Financial Measures

(in millions)

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Reconciliation of Adjusted EBITDA:
Net income/(loss)	$15.7	$(30.9)	$(15.2)
Interest expense	53.3	57.4	53.8
Provision/(benefit) for income taxes	6.6	(13.1)	2.7
Depreciation and amortization	138.5	148.3	117.1
Transaction costs	3.0	4.0	—
Stock-based compensation	32.0	33.4	46.1
Loss on extinguishment of debt	—	33.8	—
Foreign currency loss on intercompany loans	11.2	24.9	10.7
Non-cash loss on investments	0.3	—	0.2
Adjusted EBITDA	$260.6	$257.8	$215.4

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$232.8	$176.2	$195.2
Purchases of property and equipment, net	(208.3)	(187.4)	(159.2)
Levered free cash flow/(deficit), as defined	$24.5	$(11.2)	$36.0

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended September 30, 2016
	Zayo Consolidated	Zayo Canada	Consolidated Excluding Zayo Canada
Reconciliation of Adjusted EBITDA:
Net income	$15.7	$10.5	$5.2
Interest expense	53.3	1.8	51.5
Provision for income taxes	6.6	—	6.6
Depreciation and amortization	138.5	10.5	128.0
Transaction costs	3.0	2.8	0.2
Stock-based compensation	32.0	1.7	30.3
Loss on extinguishment of debt	—	—	—
Foreign currency loss on intercompany loans	11.2	0.2	11.0
Non-cash loss on investments	0.3	—	0.3
Adjusted EBITDA	$260.6	$27.5	$233.1

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$232.8	$20.2	$212.6
Purchases of property and equipment, net	(208.3)	(3.3)	(205.0)
Levered free cash flow, as defined	$24.5	$16.9	$7.6

Investor Relations:

(720) 306-7556

IR@zayo.com